EXHIBIT 23.1


           Consent of McGladrey & Pullen, LLP, an Independent Auditor






                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Nos. 333-64332, 333-37578, 333-77312, 333-68223, 333-39963, 333-141978) on Form
S-8 of IntegraMed America, Inc. of our report dated October 22, 2007, relating to our audit of the consolidated financial statements of Vein Clinics of America, Inc. and Consolidated Affiliates as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, included in this Current Report on Form 8-K/A.


/s/McGladrey & Pullen, LLP

Rockford, Illinois
October 22, 2007